Exhibit 10.8

ASSURED GUARANTY CORP.

ARTICLES SUPPLEMENTARY CLASSIFYING AND

DESIGNATING SERIES OF PREFERRED STOCK AS

SERIES A PERPETUAL PREFERRED STOCK,

SERIES B PERPETUAL PREFERRED STOCK

SERIES C PERPETUAL PREFERRED STOCK,

SERIES D PERPETUAL PREFERRED STOCK

Assured Guaranty Corp., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called, the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

Pursuant to the authority expressly vested in the Board of Directors of Assured Guaranty Corp. in the charter of the Corporation, the Board of Directors adopted resolutions authorizing revisions to the Articles Supplementary Classifying and Designating Series Of Preferred Stock As Series A Perpetual Preferred Stock, Series B Perpetual Preferred Stock that were filed with the Department of Assessments and Taxation on February 14, 2005.  The revised Articles Supplementary set forth below shall replace, in its entirety, the Articles Supplementary filed on February 14, 2005.

The text of the Articles Supplementary Classifying and Designating Series Of Preferred Stock As Series A Perpetual Preferred Stock, Series B Perpetual Preferred Stock, Series C Perpetual Preferred Stock, Series D Perpetual Preferred Stock, is as follows:

Pursuant to the authority expressly vested in the Board of Directors by Article SIXTH of the charter of the Corporation, the Board of Directors adopted resolutions authorizing the creation and issuance of four series of perpetual preferred stock, each series to be comprised of 50,001 shares, with a liquidation preference of One Thousand Dollars ($1,000) per share and adopted resolutions establishing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of such series. Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and dividend rate, as determined by the Board are as follows:

WHEREAS, the Corporation is seeking to enhance its liquidity by entering into the series of transactions described below;

WHEREAS, Woodbourne Pass Through Trust (the “Pass Through Trust”), an unaffiliated special purpose trust, will issue in a private placement pass-through trust securities (the “Pass Through Trust Securities”), having an initial aggregate face amount of $200,000,000;

WHEREAS, the Woodbourne Pass-Through Trust will invest the proceeds of the issuance of the pass-through trust securities in a corresponding amount of CCS Securities (as defined below) to be issued by Woodbourne Capital Trust I, Woodbourne Capital Trust II, Woodbourne Capital Trust III and Woodbourne Capital Trust IV;

WHEREAS, each of Woodbourne Capital Trust I, Woodbourne Capital Trust II, Woodbourne Capital Trust III and Woodbourne Capital Trust IV will invest the proceeds of the issuance of the CCS Securities in a portfolio of high-grade commercial paper and (in limited cases) U.S. Treasury securities;

WHEREAS, each of Woodbourne Capital Trust I, Woodbourne Capital Trust II, Woodbourne Capital Trust III and Woodbourne Capital Trust IV will enter into a put agreement (the “Put Agreement”) with the Corporation under which the Corporation will have the right to require each such trust to purchase shares of the Corporation’s non-cumulative perpetual preferred stock created by these Articles Supplementary; and

WHEREAS, the distribution rate established in respect of the CCS Securities pursuant to the terms of the CCS Securities shall apply to the shares of non-cumulative perpetual preferred stock created by these Articles Supplementary as if such methodologies (i.e., initial placement, remarketing or auction) were performed specifically with respect to such shares of preferred stock of the Corporation.

NOW THEREFORE BE IT RESOLVED, that pursuant to the authority expressly vested in this Board of Directors by Article SIXTH of the charter of the Corporation, the Board of Directors hereby resolves as follows:

(a)           Authorization.  There is hereby authorized and created four series of perpetual preferred stock (hereinafter called the “Preferred Stock”), each series to be comprised of 50,001 shares, with a liquidation preference of one thousand dollars ($1,000) per share with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as set forth below.

(b)           Initial Series Designations.  The series shall be designated as follows:  “Series A Perpetual Preferred Shares,” “Series B Perpetual Preferred Shares,” “Series C Perpetual Preferred Shares” and “Series D Perpetual Preferred Shares.”

(c)           Definitions.  Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

“Affiliate” shall mean, as to any Person, any other Person controlled by, in control of, or under common control with, such Person.

“Agent Member” shall mean a member of the Securities Depositary that will act on behalf of an Existing Holder or a Potential Holder that is identified as such in a Holder’s Purchaser Letter.

“Articles Supplementary” shall mean these Articles Supplementary of the Corporation.

“Auction” shall mean a periodic implementation of the Auction Procedures.

“Auction Agent” shall mean The Bank of New York (Delaware) unless and until (i) another commercial bank or trust company duly organized under the laws of the United States of America and/or any state or territory thereof, having its principal place of business in New York, New York, and having a combined capital stock surplus and undivided profits of at least US$15,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least US$15,000,000, and in either case authorized by law to perform all the duties imposed on it under the Auction Agent Agreement and appointed by the Trustee, enters into an agreement with the Custodial Trusts and the Broker-Dealers to follow the Auction Procedures for the purpose of determining the Auction Rate and to act as transfer agent, registrar or dividend disbursing agent for the Preferred Stock to the extent such Preferred Stock is not held through a Clearing Agency.

“Auction Agent Agreement” shall mean the agreement entered into among the Custodial Trusts, the Broker-Dealers and the Auction Agent and any similar agreement with a successor Auction Agent, which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purpose of determining the Auction Rate.

“Auction Date” shall mean the last business date next preceding each Distribution Payment Date that occurs during the Auction Rate Mode.

“Auction Procedures” shall mean the procedures set forth in the Auction Agent Agreement for conducting Auctions, substantially as described in subsections (n) through (u), inclusive, below.

“Auction Rate” shall mean a rate per annum equal to the lesser of (i) the rate provided to the Corporation by the Auction Agent, as determined by the Auction Agent pursuant to the Auction

Procedures (notwithstanding that such Auction Procedures relate to the CCS Securities) and (ii) the Maximum Rate.

“Auction Rate Mode” shall mean that the Distribution Rate for the CCS Securities is determined in accordance with the Auction Procedures.

“Broker-Dealer” shall mean any broker-dealer or other entity permitted by law (i) to perform the functions required of a broker-dealer in the Auction Procedures, (ii) that is a member of, or a participant in, the Securities Depositary and (iii) that has been selected by the Trustee and has entered into a Broker-Dealer Agreement that remains effective.

“Broker-Dealer Agreement” shall mean any agreement among the Custodial Trusts, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

“Business Day” shall mean a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or any other day on which the banks in The City of New York, New York are authorized or obligated by law to close.

“By-Laws” shall mean the By-Laws of the Corporation.

“Calculation Agent” means [name of entity acting as such for Remarketing], its successor and assigns, or such other bank or trust company appointed to such capacity by the Trustee.

“CCS Liquidation Amount” means, with respect to each CCS Security, the then current face amount of such CCS Security.

“CCS Security” or “CCS Securities” shall mean each of the Committed Capital Securities issued by Woodbourne Capital Trust I, Woodbourne Capital Trust II, Woodbourne Capital Trust III or Woodbourne Capital Trust IV or all such series, as the context requires.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Corporation” means Assured Guaranty Corp., a Maryland domestic stock insurer.

“Custodial Trust” shall mean any issuer of CCS Securities.

“Date of Original Issue” shall mean, for each series of Preferred Stock, the date on which such series was initially issued.

“Delayed Auction” shall mean that during the Auction Rate Mode, following any allocation of any loss of principal or interest with respect to eligible assets held by a Custodial Trust realized on or after the third Business Day preceding an Auction Date or on an Auction Date, the then outstanding aggregate CCS Liquidation Amount of that Custodial Trust’s CCS Securities (other than the Tax Matters Partner Share) will be reduced in integral increments of $100,000 to reflect such loss and the Auction Date for such CCS Securities will be delayed by three (3) Business Days.

“Delayed Auction Rate” shall mean the rate (expressed as a percentage rounded to one-thousandth (.001) of 1.000%) that is equal to the sum of (A) the one-month LIBOR Rate on the originally scheduled Auction Date for related delayed auction period, plus (B) 200 basis points (2.00%); provided that if the rating of the CCS Securities drops below “Aa3” or below “AA-,” the Delayed Auction Rate will be the one-month LIBOR Rate on the originally scheduled Auction Date plus 250 basis points (2.50%).

“Distribution Payment Date” shall mean the first Business Day following the last day of each Distribution Period applicable to a series of Preferred Stock.

“Distribution Period” shall mean, for each series of Preferred Stock (i) each monthly period in a Flexed Rate Mode, except that the initial distribution period shall be the period from and including such series’ Date of Original Issue to but excluding the initial Distribution Payment Date and thereafter the monthly period from and including each Distribution Payment Date to but excluding the next following Distribution Payment Date, (ii) the period commencing on, and including, the Distribution Payment Date for a series of Preferred Stock for the preceding Distribution Period and ending on and including the 49th day thereafter in an Auction Rate Mode, or (iii) following a Fixed Rate Distribution Event, the period commencing on and including the Distribution Payment Date for such series of Preferred Stock for the preceding Distribution Period and ending on and including the 90th day thereafter, in each case, such ending date being the “Reference Date”; provided, that, if the Reference Date is not a Business Day, the Distribution Period for such series of Preferred Stock will continue to but not include the next Business Day, in which case the next Distribution Period for such series of Preferred Stock will end on and include the next Reference Date following the date on which the preceding Distribution Period for such series of Preferred Stock would have ended if such normally scheduled date had been a Business Day.

“Distribution Rate” shall mean, as to each share of Preferred Stock of a series, the rate per annum at which a Dividend shall be payable on such share of Preferred Stock in respect of any Distribution Period as determined pursuant to these Articles Supplementary, which rate shall be the Initial Distribution Rate, the Remarketing Rate, the Auction Rate, the Fixed Rate Distribution or the Maximum Rate, as applicable.  For the avoidance of doubt, notwithstanding that the procedures to establish the Auction Rate and Remarketing Rate relate to the CCS Securities or the Pass Through Trust Securities, the rates so determined shall also apply to the Preferred Stock as provided herein.

“Dividend” shall mean a payment in cash declared by the Corporation payable to a Holder of Preferred Stock.

“DTC” shall mean The Depository Trust Company.

“Existing Holder” shall mean, in respect of any Auction, any Person who is listed as the owner of any CCS Securities on the records of the Auction Agent or Clearing Agency, as applicable, at the close of business on the Business Day prior to such Auction.

“Failed Auction” shall have the meaning given to such term in subsection (n)(iii)(C) hereof.

“Failed Remarketing” shall have the meaning given to such term in subsection (n)(iii) hereof.

“Fixed Rate Distribution” means a Distribution Rate equal to the fixed-rate equivalent of LIBOR plus 2.50% (the fixed-rate equivalent shall be determined by using the “bid” 30-year U.S. dollar swap rate quoted on page 19901 on the Bridge Telerate Service at 11:00 A.M. New York time on the LIBOR Determination Date; if the 30-year U.S. dollar swap rate is not available, the fixed-rate equivalent will be determined by using the “bid” 10-year U.S. dollar swap rate).

“Fixed Rate Distribution Event” shall have the meaning given to such term in subsection (d)(ii) hereof.

“Flexed Mode Redemption Date” shall mean, with respect to any CCS Securities that are in Flexed Rate Mode, the final Distribution Payment Date of the applicable Flexed Rate Period.

 “Flexed Rate Mode” shall mean that the Distribution Rate for the CCS Securities are determined in accordance with the Remarketing Procedures.

“Flexed Rate Period” means the Initial Flexed Rate Period and for so long as the CCS Securities are in Flexed Rate Mode, each subsequent 5-year period following a Remarketing.

“Holder” shall mean a Person identified as a holder of record of shares of Preferred Stock, any CCS Securities or any Pass Through Trust Securities in the Register.

“Holder Election Date” means a date that is no later than the fifth Business Day prior to the proposed Remarketing Date.

“Initial Distribution Rate” shall mean, for each series of Preferred Stock, the Distribution Rate for the corresponding CCS Securities or Pass Through Trust Securities on the Date of Original Issue of such series of Preferred Stock.

“Initial Flexed Rate Period” means April 8, 2005 to the third anniversary of such date.

“Junior Securities” shall have the meaning given to such term in subsection (d)(i) hereof.

“LIBOR” shall mean, on the LIBOR Determination Date, the interest rate for the applicable Distribution Period determined by the Auction Agent on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date.  As used herein “Telerate page 3750” means the display designated as page 3750 on the Bridge Telerate Service.  If on any LIBOR Determination Date the Auction Agent cannot determine LIBOR on the basis of the method set forth above, LIBOR shall be the rate per annum the Auction Agent determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rate that New York City banks selected by the Auction Agent are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event such arithmetic mean cannot be determined by the Auction

Agent, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Auction Agent quoting on such LIBOR Determination Date to leading European banks.

The establishment of LIBOR on each LIBOR Determination Date by the Auction Agent shall (in the absence of manifest error) be final and binding.

“LIBOR Determination Date” shall mean the second London business day prior to the commencement of each relevant Distribution Period.

“Liquidation Preference” shall have the meaning given to such term in subsection (f)(i) hereof.

“Maximum Rate” shall mean, in respect of any Distribution Period, a rate (expressed as a percentage rounded to the nearest one one-thousandth (0.001) of 1.000%) equal to the sum of (A) the Reference Rate in effect as of the end of the Business Day prior to the Remarketing Date or Auction Date applicable to such Distribution Period, plus (B)(l) if the CCS Securities are rated at or above “Aa3” and “AA-” by Moody’s and Standard & Poor’s, respectively, 2.00%; or (2) if the CCS Securities are rated below “Aa3” and “AA-” by Moody’s and Standard & Poor’s, respectively, 2.50%; provided, however, that if Moody’s and Standard & Poor’s issue “split ratings” (e.g., “Aa3” by Moody’s and “AA” by Standard & Poor’s), then the lower rating shall be used to determine the Maximum Rate.  In no event shall the Maximum Rate on any date of determination exceed the maximum rate permitted under applicable law.

“Moody’s” shall mean Moody’s Investor Services, Inc. and its successors.

“Outstanding” shall mean, as of any date and for any series of Preferred Stock, Preferred Stock theretofore issued by the Corporation except, without duplication, (i) any Preferred Stock theretofore cancelled or delivered to the Corporation for cancellation, (ii) any Preferred Stock as to which the Corporation or any Affiliate thereof (including any Affiliate that is a Broker-Dealer) shall be the owner, (iii) any Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation or (iv) any Preferred Stock previously redeemed by the Corporation.

“Pass Through Trust” shall have the meaning given to such term in the recitals hereof.

“Pass Through Trust Securities” shall have the meaning given to such term in the recitals hereof.

“Pass Through Trust Securities Face Amount” means the stated liquidation amount of $100,000 per Pass Through Trust Security.

“Person” shall mean and shall include an individual, a partnership, a limited liability company, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Potential Holder” shall mean any Person, including any Existing Holder, who may be interested in acquiring any Preferred Stock (or, in the case of an Existing Holder, additional Preferred Stock) either directly or indirectly through its ownership of CCS Securities.

“Preferred Stock Directors” shall have the meaning given to such term in subsection (g)(iii) hereof.

“Purchaser Letter” shall have the meaning given to such term in subsection (j) hereof.

“Redemption Date” shall have the meaning given to such term in subsection (e)(i) hereof.

“Redemption Price” shall mean the price paid by the Corporation for shares of Preferred Stock redeemed on any Redemption Date, as determined in accordance with subsection (e) hereof.

“Reference Date” shall have the meaning given to such term in this subsection (c) within the definition of “Distribution Period.”

“Reference Rate” shall mean, on any date, the one-month LIBOR rate as published by the British Bankers Association as of 11:00 a.m., London time on such date.

“Register” shall mean the register of Holders of Preferred Stock and CCS Securities maintained on behalf of the Corporation by the Trustee or any other Person in its capacity as transfer agent and registrar for the Preferred Stock and the CCS Securities.

“Remarketing” shall mean a periodic implementation of the Remarketing Procedures.

“Remarketing Agent” shall mean each of Banc of America Securities LLC and Lehman Brothers Inc., and their respective successors or assigns, or such other remarketing agent appointed to such capacity by the Trustee.

“Remarketing Agreement” means the agreement entered into between the Pass Through Trust and the Remarketing Agent and any similar agreement with a successor Remarketing Agent, which provides, among other things, that the Remarketing Agent will follow the Remarketing Procedures for the purpose of determining the applicable Distribution Rate for the relevant Flexed Rate Period and that the Corporation will use its best efforts to facilitate the Remarketing in accordance with such procedures.

“Remarketing Date” means any Business Day no later than the third Business Day prior to any Remarketing Settlement Date.

“Remarketing Procedures” shall mean the procedures set forth in the Remarketing Agreement for conducting a Remarketing, substantially as described in subsection (n) hereof.

“Remarketing Rate” shall mean a rate per annum equal to the rate provided to the Corporation by the Remarketing Agent, as determined by the Remarketing Agent pursuant to the Remarketing Procedures (notwithstanding that such Remarketing Procedures relate to the Pass Through Trust Securities), which rate shall be less than the Maximum Rate.

“Remarketing Settlement Date” means the first Business Day of the Flexed Rate Period with respect to which a Remarketing occurred.

“Restated Charter” means that document on file with the Maryland Department of Assessment and Taxation entitled “Articles of Amendment and Restatement” with an effective date of February 14, 2005.

“Securities Depositary” shall mean The Depository Trust Company or any successor company or other entity selected by the Corporation as securities depositary for the Preferred Stock and the CCS Securities that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Stock and the CCS Securities.

“Standard & Poor’s” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Tax Matters Partner” shall mean the entity acting as tax matters partner of any of the Custodial Trusts.

“Tax Matters Partner Share” shall mean the CCS Securities of a Custodial Trust owned by a Tax Matter Partner in order to qualify such entity to act as tax matters partner of the relevant Custodial Trust.

“Trustee” shall mean The Bank of New York (Delaware), as trustee of the Pass Through Trust and the Custodial Trusts, unless and until a successor trustee is appointed pursuant to the organizational documents of the Pass Through Trust or the Custodial Trusts, as the case may be.

(d)           Dividends.

(i)            General.  Subject to the Maximum Rate for each Distribution Period, Holders of the outstanding Preferred Stock of any series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Preferred Stock (“Junior Securities”), shall be entitled to receive out of any funds legally available therefor when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, cash Dividends at a rate per share equal to the Distribution Rate determined for such series of Preferred Stock for the respective Distribution Period.  Dividends on the Preferred Stock will accrue from the Date of Original Issue.  Absent a Fixed Rate Distribution Event or a redemption in full of the Preferred Stock, the Distribution Rate will be determined pursuant to the Remarketing Procedures or the Auction Procedures, as applicable, at the end of each Flexed Rate Period.  Except as specified in subsection (m) hereof, if on any Auction Date an Auction is not held for any reason (other than because such date is not determined to be an Auction Date until after it has passed, in which case the Distribution Rate for the next Distribution Period shall be the Distribution Rate determined on the previous Auction Date), a Fixed Rate Distribution Event shall be deemed to have occurred on such scheduled Auction Date.  So long as any Preferred Stock shall be Outstanding, no dividends, shall be paid or declared and no distribution shall be made on the Common Stock or any other shares of Junior Securities, nor shall any Common Stock be purchased, retired or otherwise acquired by the Corporation, unless all accrued and unpaid Dividends on the Preferred Stock for the then-current Distribution Period shall have been declared and paid or a sum sufficient for payment thereof set apart.

(A)          No dividend or distribution may be paid upon or declared or set apart for any series of the Corporation’s preferred stock ranking on parity as to Dividends with the Preferred Stock for any Distribution Period unless at the same time a like proportionate dividend for the same Distribution Period, ratable in proportion to the respective Distribution Rates fixed therefor, shall be paid upon or declared and set apart for all of the series of the Corporation’s preferred stock ranking on parity as to Dividends with the Preferred Stock then issued and outstanding and entitled to receive such dividend or distribution.

(B)           If Dividends are not paid in full upon the Preferred Stock or dividends on any other capital stock of the Corporation ranking on a parity as to Dividends with the Preferred Stock, Dividends may be declared upon shares of the Preferred Stock and any other such parity shares, but only if such Dividends are declared pro rata so that the amount of Dividends declared per share on the Preferred Stock and such other shares shall in all cases bear to each other the same ratio that the amount of accrued but unpaid Dividends per share on the shares of the Preferred Stock and such other parity shares bear to each other.

(C)           Dividends (or amounts equal to accrued and unpaid Dividends) due and payable on a series of Preferred Stock with respect to a Distribution Period will be computed by multiplying the applicable Distribution Rate by a fraction, the numerator of which shall be the number of days in the Distribution Period and the denominator of which shall be 360, and multiplying the amount so obtained by $1,000.

(D)          Dividends shall be non-cumulative.

(E)           Each Dividend shall be payable to the Holder or Holders of record of a series of Preferred Stock as of the opening of business on each Distribution Payment Date for each series; provided, that so long as the Preferred Stock is held of record by the nominee of the Securities Depositary, Dividends will be paid to the nominee of a Securities Depositary for each respective series.  The Securities Depositary will credit the accounts of the Agent Members of Holders of the Preferred Stock in accordance with the Securities Depositary’s normal procedures, which provide for payment in same-day funds.  The Agent Member of a Holder will be responsible for holding or disbursing such payments to such Holder in accordance with the instructions of such Holder.

(ii)           Fixed Rate Distribution Event.  A “Fixed-Rate Distribution Event” shall occur if, with respect to any Distribution Payment Date during an Auction Rate Mode, (A) the Corporation has elected to have the Preferred Stock bear the Fixed-Rate Distribution (a “Fixed Rate Election”), which election shall be made at least 10 days prior to such Distribution Payment Date, (B) the Corporation fails to pay the applicable Distribution Rate or (C) the Corporation fails to pay the fees and expenses of the related Custodial Trusts for the related Distribution Period.  The Distribution Rate payable upon the occurrence of a Fixed Rate Distribution Event in respect of any series of Preferred Stock shall be the Fixed Rate Distribution for such series.

(e)           Redemption.

(i)            The Corporation shall have the right to redeem any series of Preferred Stock Outstanding (A) in whole but not in part on any Distribution Date during the

Flexed Rate Period and (B) in whole or in part on (i) any Flexed Mode Redemption Date and (ii) any Distribution Payment Date in the Auction Rate Mode (each, a “Redemption Date”); provided, that the Corporation shall redeem all of a series of Preferred Stock in whole not in part if after giving effect to a partial redemption, the aggregate Liquidation Preference of Preferred Stock of such series outstanding immediately after such partial redemption would be less than $20,000,000.  Notwithstanding the foregoing, following a Fixed Rate Distribution Event, the Corporation shall not be permitted to redeem that series of Preferred Stock in whole or in part prior to the second anniversary of such Fixed Rate Distribution Event.  In the case of any redemption pursuant to this subsection (e), the Redemption Price shall be an amount equal to the aggregate Liquidation Preference of the Preferred Stock to be redeemed plus accrued but unpaid Dividends on such Preferred Stock for the then-current Distribution Period to the Redemption Date and any declared and unpaid Dividends for any prior Distribution Period.  In the event of a partial redemption of a series of Preferred Stock, the Redemption Price shall be allocated pro rata among the Holders of the Preferred Stock of such series.  Payment of the Redemption Price will be made on the first Distribution Payment Date after the Corporation elects to redeem shares of Preferred Stock.

(ii)           Notice of every such redemption shall be mailed, postage prepaid, to the Holders of the Preferred Stock to be redeemed at their respective addresses then appearing on the Register, not less than thirty (30) days nor more than sixty (60) days prior to Redemption Date.  At any time before or after a notice of redemption has been given, the Corporation may deposit the aggregate Redemption Price of the Preferred Stock to be redeemed with any bank or trust company in New York, New York, having capital and surplus of more than $5,000,000, named in such notice, directed to be paid to the respective Holders of the Preferred Stock to be redeemed, in amounts equal to the Redemption Price of all shares of Preferred Stock to be redeemed, on surrender of the stock certificate or certificates held by such Holders, and upon the making of such deposit such Holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such Holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest.

(iii)          If the Holders of the shares of Preferred Stock which shall have been called for redemption shall not, within ten (10) years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such Holders.

(iv)          Any Preferred Stock redeemed by the Corporation pursuant to this subsection (e) shall be canceled and resume the status of authorized and unissued capital stock without serial designation.

(f)            Liquidation Preference.

(i)            In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to the extent allowed by applicable law, Holders will be entitled to receive an amount (the “Liquidation Preference”) per share plus declared and unpaid Dividends thereon to and including the date such Liquidation Preference is paid. The Preferred Stock shall have a Liquidation Preference of $1,000 per share.  Payment of the Liquidation Preference will be made on the first Distribution Payment Date after the Board of Directors approves the liquidation of the Corporation.

(ii)           In the event that, upon any such voluntary or involuntary dissolution, liquidation or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock, then to the extent allowed by applicable law, the Holders shall share in any such distribution of assets on a pro rata basis.  Unless and until payment in full has been made to the Holders of the Preferred Stock and to holders of all shares of other classes or series ranking on a parity with the Preferred Stock upon liquidation of the liquidating distributions to which they are entitled, upon liquidation, dissolution or winding up of the Corporation, no dividends or distributions may be made to the holders of the Common Stock or on any other class or series of Junior Securities upon liquidation and no purchase, redemption or other acquisition for any consideration by the Corporation may be made in respect of such stock or any such parity shares.  After any payment of the full amount of the liquidating distributions to which they are entitled, the Holders of Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(iii)          The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this subsection (f).

(iv)          A dividend or distribution of all or substantially all of the assets of the Corporation to the holders of the Corporation’s Common Stock or a repurchase or redemption of all or substantially all of the Common Stock of the Corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation for purposes of this subsection (f).

(g)           Voting Rights.

(i)            Except as set forth herein or otherwise required by applicable law, the Holders of Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

(ii)           The affirmative vote of the Holders of at least a majority of the Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which all Holders of Preferred Stock shall vote separately as a single class, shall be necessary to effect any one or more of the following:

(A)          any amendment, alteration or repeal of any of the provisions of the Restated Charter or the By-Laws that would materially adversely affect the rights or preferences of the Holders of Preferred Stock (including without limitation the issuance of any equity securities of the Corporation senior to the Preferred Stock with respect to the right to receive dividends or distribution upon a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation); provided, however, that for purposes of this subsection (g), neither an amendment to the Restated Charter or the By-Laws so as to authorize or create, or to increase the authorized or outstanding amount of, Preferred Stock or of any shares of any class ranking on a parity with or junior to the Preferred Stock, nor an amendment to the Restated Charter or the By-Laws so as to increase the number of Directors of the Corporation shall be deemed to adversely affect the rights or preferences of the Holders of Preferred Stock; provided, further, that if such amendment, alteration or repeal materially adversely affects the rights or preferences of one or more but not all of the series of Preferred Stock at the time outstanding, only the affirmative vote of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required; and

(B)           a merger, sale of all its assets or an agreement to a voluntary liquidation of the Corporation, except if following such merger, sale of assets or voluntary liquidation, there would be no other preferred stock outstanding senior in right of payment to the Preferred Stock and the Preferred Stock is exchanged for preferred stock or securities of the surviving entity having the same rights and preferences with respect to such entity as the Preferred Stock have with respect to the Corporation.

(iii)          If the Corporation fails to pay Dividends in full on the Preferred Stock for eighteen consecutive months or funds sufficient to pay such dividends in full shall not have been deposited with the Auction Agent, subject to applicable corporation law of the State of Maryland, the authorized number of members of the Board of Directors shall automatically be increased by two and the Holders of the Preferred Stock, voting as a single class, will be entitled to fill the vacancies so created by electing two additional directors (the “Preferred Stock Directors”).  The meeting to elect the Preferred Stock Directors shall be held no more than 60 days after the last day of an eighteen consecutive month period during which the Corporation failed to pay Dividends on the Preferred Stock.  The terms of the Preferred Stock Directors shall cease upon the Corporation paying dividends in full or the redemption of the Preferred Stock and, at such time, such Preferred Stock Directors will cease to serve on the Corporation’s Board of Directors without any further action on the part of the Board of Directors or the Holders of the Preferred Stock.

(h)           Conversion.  The Preferred Stock may not be converted into Common Stock.

(i)            Notice.  All notices or communications, unless otherwise specified in the Restated Charter, shall be sufficiently given if in writing and delivered in person, mailed by first-class mail, postage prepaid, or transmitted by facsimile, email or any other standard form of written telecommunication to a Holder of Preferred Stock at the address of such Holder set forth in the Register.  Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

(j)            Transfer Restrictions.  The Preferred Stock may only be sold or otherwise transferred in accordance with the restrictions set forth below:

(i) The Preferred Stock shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) , OR ANY STATE OR OTHER SECURITIES LAW.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH ASSURED GUARANTY CORP. (“ASSURED GUARANTY”) OR ANY AFFILIATE OF ASSURED GUARANTY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER,  SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND: PROVIDED THAT ASSURED GUARANTY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE

HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  AS USED HEREIN, THE TERMS HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.”

(ii) The purchaser or transferee of any Preferred Stock shall deliver a letter (the “Purchaser Letter”) addressed to the Trustee of the relevant Custodial Trust and the related Broker-Dealer if in Auction Rate Mode in which such Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell any Preferred Stock and/or CCS Securities only as set forth in the Auction Procedures, Remarketing Procedures, or as otherwise required, as applicable.

(k)           Other Rights of Holders of Preferred Stock.  Unless otherwise required by law, the Holders of Preferred Stock shall not have any rights other than as set forth in these Articles Supplementary and the Restated Charter of the Corporation.

(l)            General.  For the purpose hereof:

Whenever reference is made to shares “ranking on a parity with the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the Holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally with the rights of the Holders of Preferred Stock; and whenever reference is made to Junior Securities or shares “ranking junior to the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the Holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of the Preferred Stock.

(m)          Act of God, Natural Disaster, Etc.

(i)            Notwithstanding anything else set forth herein, if during the Auction Rate Mode an Auction Date does not occur as scheduled because (x) the New York Stock Exchange is closed or banks in City of New York are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason or (y) the Auction Agent breaches its obligations or otherwise fails to perform in accordance with the terms of the Auction Agent Agreement, then, in each case, the Distribution Rate for the next Distribution Period shall be the Distribution Rate applicable during the immediately preceding Distribution Period.

(ii)           Notwithstanding anything else set forth herein, if a Distribution Payment Date does not occur as scheduled because the New York Stock Exchange is closed or banks in City of New York are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Dividend payable on such date can not be paid for any such reason, then:

(A)          the Distribution Payment Date for the affected Distribution Period shall be the next Business Day on which the Corporation and its paying agent, if any, are able to cause the Dividend to be paid using their reasonable best efforts;

(B)           the affected Distribution Period shall end on the day it would have ended had such event not occurred and the Distribution Payment Date had remained the scheduled date;

(C)           the next Distribution Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Distribution Payment Date remained the scheduled date; and

(D)          no interest shall accrue in respect of such delay in payment of Dividends.

(n)           Remarketing Procedures

(i)            Remarketing.

(A)          On the third anniversary of the issue date and following that, on every fifth anniversary of the initial remarketing date of the Pass-Through Trust Securities, the Remarketing Agents shall, to the extent the Custodial Trust have not given notice of redemption in full of the CCS Securities in accordance with the terms thereof and the Remarketing Agents have not deemed a Failed Remarketing to have occurred, remarket all the outstanding Pass-Through Trust Securities prior to the expiration of the then current Flexed Rate Period in order to establish the Remarketing Rate applicable during the relevant subsequent Flexed Rate Period.

(B)           If the Remarketing Agents give notice to the Pass-Through Trust and the Trustee not less than five (5) Business Days prior to any Remarketing Date of its intention to purchase all of the outstanding Pass-Through Trust Securities for remarketing on such Remarketing Date, all outstanding Pass-Through Trust Securities will be deemed to have been automatically tendered to the Remarketing Agents for purchase on such Remarketing Date, at a purchase price equal to 100% of their aggregate face amount.

(C)           The obligation of the Remarketing Agents to purchase the Pass Through Trust Securities on such Remarketing Date will be subject to the terms and conditions set forth in the Remarketing Agreement.

(ii)           Successful Remarketing.

(A)          On any Remarketing Date on which a Remarketing is to be conducted, the Remarketing Agents will use their commercially reasonable efforts to remarket for a subsequent Flexed Rate Period, at a price equal to 100% of the Pass Through Trust Securities thereof, the Pass Through Trust Securities.  If, as a result of such efforts, on any Remarketing Date, the Remarketing Agents have determined that they will be able to remarket all Pass Through Trust Securities at a Distribution Rate below the Maximum Rate and at a price equal to 100% of the

Pass Through Trust Security Face Amount, prior to 4:00 P.M., New York City time, on such Remarketing Date, the Remarketing Agents will determine the Distribution Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agents determine, in their sole judgment, to be the lowest Distribution Rate per annum, if any, that is less than the Maximum Rate and that will enable them to remarket all Pass Through Trust Securities for a subsequent Flexed Rate Period at a price equal to 100% of the Pass Through Trust Security Face Amount.

(B)           The Distribution Rate determined in accordance with subsection (A) above shall be the Remarketing Rate with respect to the Pass Through Trust Securities, the CCS Securities and the Preferred Stock for the new Flexed Rate Period.

(C)           Absent manifest error, the Remarketing Rate so determined will be binding and conclusive upon the holders of the Pass-Through Trust Securities, the Pass-Through Trust, each Custodial Trust and its respective trustee, on the Corporation and on the Holders of the Preferred Stock.

(D)          The Remarketing Agents will notify the Pass-Through Trust, the Trustee, each Custodial Trust and its respective trustee, DTC and the Corporation by telephone, confirmed in writing, no later than 5:00 p.m., New York City time, on the relevant determination date, of the new Remarketing Rate in respect of such Remarketing Date.

(iii)         Failed Remarketing.

(A)          If the Remarketing Agents (i) do not elect to purchase the Pass-Through Trust Securities for remarketing, (ii) determine in their sole discretion that one or more of the conditions of the Remarketing Agreement hereof have not been fulfilled, or (iii) for any other reason do not remarket the Pass-Through Trust Securities on the relevant remarketing date, including (x) if there is no Remarketing Agent appointed pursuant to the terms of the Remarketing Agreement on any remarketing date or (y) if the Remarketing Agents are unable to remarket prior to or by 3:00 P.M. New York City time, on the third business day immediately preceding the last business day of a Flexed Rate Period, all outstanding Pass-Through Trust Securities for a Subsequent Flexed Rate Period at a price equal to 100% of their aggregate face amount for such Subsequent Flexed Rate Period at a Distribution Rate below the Maximum Rate on the Remarketing Date (each, a “Failed Remarketing”), then the Remarketing Agent shall notify the Trustee thereof and the Trustee shall send notice to the Holders of the Pass Through Trust Securities, the Pass Through Trust, each Custodial Trust, the Corporation, Auction Agent and the Broker-Dealers thereof, following which the Pass Through Trust shall liquidate and dissolve and an Auction of the CCS Securities shall be held by the Auction Agent pursuant to the terms of the Auction Agent Agreement.  Upon the occurrence of a Failed Remarketing prior to or on the third Business Day preceding the last Business Day of the end of the current Flexed Rate Period, the initial auction date in respect of the CCS Securities shall be the last Business Day of that Flexed Rate Period.  Subsequent Auction Dates shall occur on a Business Day that is not on the same week day as the day regularly scheduled as an Auction Day for any other CCS Trust.  In the event a Failed Remarketing occurs or is deemed to occur within three Business Days of the end of the current Flexed Rate Period, the initial auction date in respect of the CCS Securities shall be the third Business Day following such Failed Remarketing.  The Distribution Rate from and including the originally scheduled Remarketing Settlement Date until such Auction Date shall be the Delayed Auction Rate.  If Sufficient Clearing Bids have been made at the Auction scheduled to be held on such Auction Date, then each Holder of CCS Securities shall be deemed to have tendered for purchase on such Auction Date all of their CCS Securities at the aggregate CCS Liquidation Amount of the CCS Securities so tendered.  If Sufficient Clearing Bids have not been made (other than because all of the outstanding CCS Securities are subject to Submitted Hold Orders) at the Auction scheduled to be held on such Auction Date (a “Failed Auction”), then the Distribution Rate shall be the Maximum Rate, no CCS Securities will be sold in the Auction and each Holder will continue to hold its CCS Securities at the revised Distribution Rate for such Distribution Period.

(B)           All Pass Through Trust Securities sold in a Remarketing, or, if applicable, at the Auction following a Failed Remarketing, will be automatically delivered to the account of the Remarketing Agents or Auction Agents, as applicable, through the facilities of the Clearing Agency against payment of the purchase price therefor on the Remarketing Settlement Date or the relevant Auction Date, as applicable.  The Remarketing Agents or Auction Agents, as applicable, will make payment to the Clearing Agency Participant of each Holder of Pass Through Trust Securities in the Remarketing, or the Auction following a Failed Remarketing, as applicable, through the facilities of the Clearing Agency by the close of business on the Remarketing Settlement Date or the relevant Auction Date, as applicable.  In accordance with the Clearing Agency’s normal procedures, on such Remarketing Settlement Date or Auction Date, as applicable, the transaction described above with respect to each Pass Through Trust Securities or CCS Security sold in the Remarketing or at the Auction next following a Failed Remarketing, will be executed through the Clearing Agency Participants, will be debited and credited and such Pass Through Trust Securities or CCS Securities delivered by book entry as necessary to effect purchases and sales of such Pass Through Securities or CCS Securities.  The Clearing Agency is expected to make payment in accordance with its normal procedures. This Subsection (B) shall not apply if definitive CCS Securities certificates have been issued.

(C)           If any Holder selling Pass Through Trust Securities in the Remarketing or CCS Securities as a result of an Auction having been held following a Failed Remarketing, fails to deliver such Pass Through Trust Securities or CCS Securities, the Clearing Agency Participant of such selling Holder and of any other person that was to have purchased Securities in such Remarketing or Auction, as applicable, may deliver to any such other person a number of Securities that is less than the number of Securities that otherwise was to be purchased by such person.  In such event, the number of CCS Securities to be so delivered will be determined by such Clearing Agency Participant and delivery of such lesser number of CCS Securities will constitute good delivery.  This Subsection (E) shall not apply if definitive CCS Securities certificates have been issued.

(o)           Certain definitions for Auction Procedures.

The following procedures shall apply equally and separately to each series of CCS Securities.  Capitalized terms used but not defined shall have the meanings given in these Articles Supplementary.  As used in the Auction Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

(i)            “Available CCS Securities” shall have the meaning specified in subsection (t)(i) hereof.

(ii)           “Bid” shall have the meaning specified in subsection (p)(i) hereof.

(iii)          “Bidder” shall have the meaning specified in subsection (p)(i) hereof.

(iv)          “Hold Order” shall have the meaning specified in subsection (p)(i) hereof.

(v)           “Order” shall have the meaning specified in subsection (p)(i) hereof.

(vi)          “Remaining Amount” shall have the meaning specified in subsection (u)(ii)(D) hereof.

(vii)         “Sell Order” shall have the meaning specified in subsection (p)(i) hereof.

(viii)        “Submission Deadline” shall have the meaning set forth in subsection (p)(i) hereof.

(ix)           “Submitted Bid” shall have the meaning set forth in subsection (s)(i) hereof.

(x)            “Submitted Hold Order” shall have the meaning specified in subsection (s)(i) hereof.

(xi)           “Submitted Order” means any Submitted Bid, any Submitted Hold Order or any Submitted Sell Order.

(xii)          “Submitted Sell Order” shall have the meaning specified in subsection (s)(i) hereof.

(xiii)         “Sufficient Clearing Bids” shall have the meaning specified in subsection (t)(i) hereof.

(xiv)        “Winning Bid Rate” shall have the meaning specified in subsection (t)(ii) hereof.

(p)           Orders by Existing Holders and Potential Holders.

(i)            Prior to 1:00 p.m. New York City time on each Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time (the “Submission Deadline”):

(A)          each Existing Holder of CCS Securities may submit to the Broker-Dealers an order, by telephone or otherwise, consisting of information as to:

(1)           the CCS Liquidation Amount of outstanding CCS Securities, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Distribution Rate for the next succeeding Distribution Period (a “Hold Order”);

(2)           the CCS Liquidation Amount of outstanding CCS Securities, if any, held by such Existing Holder which such Existing Holder offers to sell if the Distribution Rate for the next succeeding Distribution Period shall be less than the rate per annum specified by such Existing Holder (a “Bid”); or

(3)           the CCS Liquidation Amount of outstanding CCS Securities, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Distribution Rate for the next succeeding Distribution Period (a “Sell Order”); and

(B)           in addition to the information specified in clause (A) above, each Existing Holder that is an investment manager, fiduciary or a Person that is submitting Orders on behalf of more than one beneficial owner of CCS Securities must submit to the Broker-Dealer an Order, by telephone or otherwise, consisting of information as to:

(1)           the number of accounts for which the Order is being submitted (including accounts which are not submitting Orders in the Auction, which would be deemed Hold Orders);

(2)           the face amount of outstanding CCS Securities held by such accounts; and

(3)           the nature of the Order for each account (i.e., Hold, Bid or Sell Orders), and if there is more than one Order per account, the number of shares of CCS Securities per Order; and

(C)           the Broker-Dealers may contact Potential Holders by telephone or otherwise to determine the CCS Liquidation Amount of CCS Securities which each such Potential Holder offers to purchase if the Distribution Rate for the next succeeding Distribution Period is not less than the Bid specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this subsection (p)(i) is hereinafter referred to as an “Order” and collectively as “Orders.”  Each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder” and collectively as “Bidders.”

(A)          Subject to the provisions described in subsection (r) hereof, a Bid by an Existing Holder will constitute an irrevocable offer to sell:

(1)           the CCS Liquidation Amount of CCS Securities specified in such Bid if the Distribution Rate is less than the rate specified in such Bid; or

(2)           such CCS Liquidation Amount or a lesser CCS Liquidation Amount of CCS Securities to be determined as set forth in subsection (ii)(D) hereof, if the Distribution Rate is equal to the rate specified in such Bid.

Subject to the provisions described in subsection (r) hereof, a Sell Order by an Existing Holder will constitute an irrevocable offer to sell the CCS Liquidation Amount of outstanding CCS Securities specified in such Sell Order.

(B)           Subject to the provisions described in subsection (r) hereof, a Bid by a Potential Holder will constitute an irrevocable offer to purchase:

(1)           the CCS Liquidation Amount of CCS Securities specified in such Bid if the Distribution Rate is higher than the rate specified in such Bid; or

(2)           such CCS Liquidation Amount or a lesser CCS Liquidation Amount of CCS Securities as set forth in subsection (u)(ii)(E) hereof, if the Distribution Rate is equal to the rate specified in such Bid:

If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate down to the next highest one-thousandth (0.001) of 1.000%.

If an Order or Orders covering all outstanding CCS Securities held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for any reason, including the failure of a Broker-Dealer to submit such Existing Holder’s Order to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the CCS Liquidation Amount of outstanding CCS Securities held by such Existing Holder and not subject to an Order submitted to the Auction Agent.

Neither a Custodial Trust nor the Auction Agent will be responsible for any failure of the Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder, nor will any such party be responsible for failure by the Securities Depositary, to effect any transfer or to provide the Auction Agent with current information regarding registration of transfers.

Neither the Corporation nor any Affiliate thereof, nor any Holder of a fractional share of the Preferred Stock or the CCS Securities may submit an Order in any Auction.

An Existing Holder may submit different types of Orders in an Auction with respect to the CCS Securities then held by such Existing Holder.  An Existing Holder that offers to purchase additional CCS Securities is, for purposes of such offer, treated as a Potential Holder with respect to such securities.

(q)           Maximum Rate.  Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

(r)            Validity of Orders.

(i)            If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the CCS Liquidation Amount of outstanding CCS Securities actually held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority set forth below:

(A)          all Hold Orders will be considered valid, but only up to and including, in the aggregate, the CCS Liquidation Amount of CCS Securities actually held by such Existing Holder, and if the aggregate CCS Liquidation Amount of CCS Securities subject to such Hold Orders exceeds the aggregate CCS Liquidation Amount of CCS Securities actually held by such Existing Holder, the aggregate CCS Liquidation Amount of CCS Securities subject to each such Hold Order will be reduced pro rata to cover the aggregate CCS Liquidation Amount of CCS Securities actually held by such Existing Holder;

(1)           any Bid will be considered valid up to and including the excess of the CCS Liquidation Amount of CCS Securities actually held by such Existing Holder over the aggregate CCS Liquidation Amount of CCS Securities subject to any Hold Orders referred to in clause (A) above;

(2)           subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate CCS Liquidation Amount of CCS Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to and including the amount of such excess and the CCS Liquidation Amount of CCS Securities subject to each Bid with the same rate will be reduced pro rata to cover the CCS Liquidation Amount of CCS Securities equal to such excess;

(3)           subject to clauses (1) and (2) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such

Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the CCS Liquidation Amount of such excess; and

(4)           in any event, the aggregate CCS Liquidation Amount of CCS Securities, if any, subject to Bids not valid under this clause (B) will be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(B)           all Sell Orders will be considered valid up to and including the excess of the aggregate CCS Liquidation Amount of CCS Securities actually held by such Existing Holder over the aggregate CCS Liquidation Amount of CCS Securities subject to Hold Orders referred to in clause (A) above and valid Bids referred to in clause (B) above; provided, that if the aggregate CCS Liquidation Amount of CCS Securities subject to such Sell Orders exceeds the aggregate CCS Liquidation Amount of CCS Securities held by such Existing Holder, the aggregate CCS Liquidation Amount of CCS Securities subject to each such Sell Order will be reduced pro rata to cover the aggregate CCS Liquidation Amount of CCS Securities held by such Existing Holder.

If more than one Bid for CCS Securities is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and amount therein specified.  Any Bid or Sell Order submitted by an Existing Holder not equal to an integral multiple of the CCS Liquidation Amount of each share of CCS Securities will be rejected and be deemed a Hold Order.  Any Bid submitted by a Potential Holder not equal to an integral multiple of the CCS Liquidation Amount of CCS Securities will be rejected.  Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable, except in the case of a Delayed Auction, in which the new Orders will be submitted on the date of such Delayed Auction.

(s)           Submission of Orders by Broker-Dealers to Auction Agent.

(i)            Each Broker-Dealer shall submit in writing or through the Auction Agent’s auction processing system to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

(A)          the name or other identifier of the Bidder placing such Order;

(B)           the aggregate CCS Liquidation Amount of CCS Securities that are the subject of such Order;

(C)           to the extent that such Bidder is an Existing Holder:

(1)           the aggregate CCS Liquidation Amount of CCS Securities subject to any Hold Order placed by such Existing Holder (each, a “Submitted Hold Order”);

(2)           the aggregate CCS Liquidation Amount of CCS Securities subject to any Bid placed by such Existing Holder and the rate specified in such Bid (each, a “Submitted Bid”); and

(3)           the aggregate CCS Liquidation Amount of CCS Securities subject to any Sell Order placed by such Existing Holder (each, a “Submitted Sell Order”); and

(D)          to the extent such Bidder is a Potential Holder the rate specified in such Potential Holder’s Bid.

(ii)           If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate down to the next one-thousandth (0.001) of 1.000%.

(iii)          If an Order or Orders covering the aggregate CCS Liquidation Amount of CCS Securities held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason, including the failure of a Broker-Dealer to contact such Existing Holder or to submit such Existing Holder’s Order to the Auction Agent, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the CCS Liquidation Amount of the CCS Securities held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(iv)          If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the CCS Liquidation Amount of the CCS Securities actually held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

(A)          all Hold Orders submitted on behalf of such Existing Holder shall be considered valid, but only up to and including in the aggregate the CCS Liquidation Amount of the CCS Securities actually held by such Existing Holder, and, if the CCS Liquidation Amount of CCS Securities subject to such Hold Orders exceeds the CCS Liquidation Amount of CCS Securities actually held by such Existing Holder, the CCS Liquidation Amount of CCS Securities subject to each such Hold Order shall be reduced pro rata to cover the CCS Liquidation Amount of the CCS Securities actually held by such Existing Holder:

(1)           any Bid submitted on behalf of such Existing Holder shall be considered valid up to and including the excess of the CCS Liquidation Amount of the CCS Securities actually held by such Existing Holder over the CCS Liquidation Amount of the CCS Securities subject to any Hold Order referred to in clause (A) above;

(2)           subject to subsection (r)(iv)(B)(l) hereof, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate CCS Liquidation Amount of the CCS Securities subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and the CCS Liquidation Amount of the CCS Securities subject to each Bid with the same rate shall be reduced pro rata to cover the CCS Liquidation Amount of the CCS Securities equal to such excess;

(3)           subject to subsections (r)(iv)(B)(1) and (2) hereof, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the CCS Liquidation Amount of such excess; and

(4)           in any such event, the number, if any, of such CCS Securities subject to Bids not valid under subsection (r)(iv)(B) hereof shall be treated as the subject of a Bid by a Potential Holder; and

(B)           all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the CCS Liquidation Amount of the CCS Securities actually held by such Existing Holder over the CCS Liquidation Amount of the CCS Securities subject to Hold Orders referred to in subsection (r)(iv)(A) hereof and valid Bids referred to in subsection (r)(iv)(B) hereof.

(v)           If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and CCS Liquidation Amount of the CCS Securities therein specified.

(t)            Determination of Sufficient Clearing Bids, Winning Bid Rate and Distribution Rate.

(i)            Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine the excess of the total CCS Liquidation Amount of CCS Securities on such Auction Date over the sum of the aggregate CCS Liquidation Amount of CCS Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available CCS Securities”), and whether Sufficient Clearing Bids have been made in the Auction.  “Sufficient Clearing Bids” will have been made if the number of CCS Securities that are the subject of Submitted Bids by Potential Holders specifying rates not higher than the applicable Maximum Rate (subject to the limitation that the number of Existing Holders of CCS Securities cannot exceed the Maximum Number of Holders) equals or exceeds the number of CCS Securities that are the subject of Submitted Sell Orders (including the number of CCS Securities subject to Bids by Existing Holders specifying rates higher than the applicable Maximum Rate).

(ii)           If Sufficient Clearing Bids have been made, the Auction Agent will determine the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”) which, taking into account the rates in the Submitted Bids of Existing Holders, would result in Existing Holders continuing to hold an aggregate amount of CCS Securities which, when added to the amount of CCS Securities to be purchased by Potential Holders, based on the rates in their Submitted Bids, would equal not less than the CCS Liquidation Amount of Available CCS Securities.  In such event, the Winning Bid Rate will be the Distribution Rate for the next succeeding Distribution Period.

(iii)          If a Failed Auction occurs, the Distribution Rate will be the Maximum Rate for the next succeeding Distribution Period.

(iv)          If all of the Existing Holders indicate a desire to hold all of the CCS Securities of a Series without regard to the Distribution Rate, the Distribution Rate payable on such CCS Securities for the next Distribution Period will be a percentage (as selected by the Board of Directors prior to the issuance of the CCS Securities) of the Reference Rate in effect as of the end of the Auction Date. If during the Auction Rate Mode all outstanding CCS Securities of a Custodial Trust are subject to Hold Orders (as defined in subsection (p)(i) hereof), the Distribution Rate for the next Distribution Period will be a rate per annum equal to 95% of the Reference Rate on the Auction Date for such Distribution Period.

(u)           Acceptance and Rejection of Orders.

(i)            Existing Holders will continue to hold the CCS Liquidation Amount of CCS Securities that are subject to Submitted Hold Orders and, based on the determination made as described under subsection (r) hereof, Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below.

(ii)           If Sufficient Clearing Bids have been made, all Submitted Sell Orders will be accepted and, subject to the discretion of the Auction Agent to round and allocate certain CCS Securities as described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A)          Existing Holders’ Submitted Bids specifying any rate that is higher than the Winning Bid Rate will be accepted, thus requiring each such Existing Holder to sell the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bids;

(B)           each Existing Holder’s Submitted Bid specifying any rate that is lower than the Winning Bid Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bids;

(C)           Potential Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate will be accepted;

(D)          each Existing Holder’s Submitted Bids specifying a rate that is equal to the Winning Bid Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bid, unless the aggregate CCS Liquidation Amount of CCS Securities subject to all such Submitted Bids is greater than the CCS Liquidation Amount of CCS Securities (the “Remaining Amount”) equal to the excess of the Available CCS Securities over the aggregate CCS Liquidation Amount of CCS Securities subject to Submitted Bids described in clauses (B) and (C) above, in which event such Submitted Bid of such Existing Holder will be rejected in part, and such Existing Holder will be entitled to continue to hold the CCS Liquidation Amount of CCS Securities subject to such Submitted Bid, but only in a CCS Liquidation Amount equal to the aggregate CCS Liquidation Amount of CCS Securities obtained by multiplying the Remaining Amount by a fraction, the numerator of which is the CCS Liquidation Amount of CCS Securities held by such Existing Holder subject to such Submitted Bid and the denominator of which is the sum of the CCS Liquidation Amount of outstanding CCS Securities subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(E)           each Potential Holder’s Submitted Bid specifying a rate that is equal to the Winning Bid Rate will be accepted but only in a CCS Liquidation Amount equal to the CCS Liquidation Amount of CCS Securities obtained by multiplying the excess of the aggregate CCS Liquidation Amount of Available CCS Securities over the aggregate CCS Liquidation Amount of CCS Securities subject to Submitted Bids described in clauses (B), (C) and (D) above by a fraction, the numerator of which is the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bid and the denominator of which is the sum of the CCS Liquidation Amount of CCS Securities subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(iii)          If Sufficient Clearing Bids have not been made (other than because all of the CCS Securities are subject to Submitted Hold Orders), subject to the discretion of the Auction Agent to round and allocate certain CCS Securities as described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A)          Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the applicable Maximum Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bids;

(B)           Potential Holders’ Submitted Bids specifying any rate that is equal to or lower than the applicable Maximum Rate will be accepted, thus requiring such Potential Holders to purchase the aggregate CCS Liquidation Amount of CCS Securities subject to such Submitted Bids; and

(C)           each Existing Holder’s Submitted Bids specifying any rate that is higher than the applicable Maximum Rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the CCS Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in a CCS Liquidation Amount equal to the aggregate CCS Liquidation Amount of CCS Securities obtained by multiplying the aggregate CCS Liquidation Amount of CCS Securities subject to Submitted Bids described in clause (B) above by a fraction, the numerator of which is the aggregate CCS Liquidation Amount of CCS Securities held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which is the aggregate CCS Liquidation Amount of CCS Securities subject to all such Submitted Bids and Submitted Sell Orders.

If all CCS Securities are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

If as a result of the procedures described in clause (B) or (C) above, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a security of CCS Securities, the Auction Agent will, in such manner as it will, in its sole discretion, determine, round up or down the number of CCS Securities to be purchased or sold by any Existing Holder or Potential Holder so that only whole securities will be entitled to be purchased or sold by each Potential Holder or Existing Holder even if such allocation results in one or more of such Potential Holders not purchasing any CCS Securities.

Based on the results of each Auction, the Auction Agent will determine the aggregate CCS Liquidation Amount of CCS Securities to be purchased and the aggregate CCS Liquidation Amount of CCS Securities to be sold by Potential Holders and Existing Holders (other than any fractional Tax Matters Partner Share) on whose behalf the Broker-Dealer submitted Bids or Sell Orders.

(v)           Maximum Number of Partners.

(i)            Unless and until the Broker-Dealer notifies the Auction Agent of a different number, the “maximum number of partners” for a Custodial Trust’s CCS Securities shall be 100.  If the Broker-Dealer determines (and provides written notice thereof to the Auction Agent prior to 10:00 a.m., New York City time, on any Auction Date) that as a result of allocations of CCS Securities made by the Auction Agent in an Auction in accordance with the Auction Procedures, there is a significant possibility that the number of partners of a Custodial Trust’s CCS Securities would be greater than the maximum number of partners, the Broker-Dealers shall (1) in consultation with the Auction Agent, review the ownership of the CCS Securities to determine whether any Person has been counted more than once in determining the number of partners and (2) in consultation with the Auction Agent and with any other Persons that the Auction Agent determines would become Existing Holders of CCS Securities on behalf of more than one Holder, determine the number of beneficial Holders of CCS Securities on behalf of which such Broker-Dealer and other Persons would hold CCS Securities, and if after completing such determination and eliminating all Persons that have been counted more than once, the number of partners of CCS Securities would nonetheless be greater than the maximum number of partners, then the Auction Agent, in consultation with the Broker-Dealers, shall make a new determination of the results of such Auction as follows, in the following order of priority:

(A)          if one or more Bids of Existing Holders specifying the Winning Bid Rate would have been accepted in part, or one or more Bids of Potential Holders specifying the Winning Bid Rate would have been rejected in part, and the Auction Agent determines (in consultation with the Broker-Dealer) that the acceptance in whole or in part of one or more Bids of Existing Holders specifying the Winning Bid Rate or the rejection in whole or in part of one or more Bids of Potential Holders specifying the Winning Bid Rate would cause the number of Holders to be less than or equal to the maximum number of partners, to that extent such Bids shall be accepted or rejected, as the case may be; and if necessary;

(B)           if the Auction Agent determines (in consultation with the Broker-Dealer) that (1) the rejection in whole or in part of one or more Bids of Existing Holders specifying a rate or rates lower than the maximum rate but higher than the rate which would have been the Winning Bid Rate, or the acceptance in whole or in part of one or more Bids of Potential Holders specifying such a rate or rates and (2) the rejection in whole or in part of one or more Bids of Potential Holders specifying a rate or rates equal to or lower than the rate which would have been the Winning Bid Rate, would cause the number of partners to be less than or equal to the maximum number of partners, to that extent such Bid of any Existing Holder that is so rejected or any such Bid of any Potential Holder that is so accepted and the highest rate specified in any such Bid of any Existing Holder that is so rejected or any such Bid of any Potential Holder that is so accepted shall be the Winning Bid Rate; provided, that, to the extent practicable, Bids of Existing Holders which would have been accepted specifying a lower rate shall be rejected, and Bids of Potential Holders specifying a lower rate shall be accepted, before such Bids specifying a higher distribution rate; and provided, further, that subject to the foregoing proviso, to the extent practicable, Bids of Potential Holders which would have been accepted specifying a higher rate shall be rejected before such Bids specifying a lower rate, and Bids of Existing Holders specifying a rate shall be rejected before Bids of Potential Holders specifying the same rate are accepted;

(ii)           if the Broker-Dealers, in consultation with the Auction Agent, determine that the application of the foregoing procedures could not result in the number of Holders being less than or equal to the maximum number of partners, then sufficient clearing Bids shall be deemed not to exist for such Auction and the “maximum rate” shall be the rate for the next succeeding distribution period for the CCS Securities held by the Custodial

Trust and sell orders shall be accepted, in the sole discretion of the Auction Agent, only to the extent that their acceptance would not cause the number of partners to exceed the maximum number of partners for such Custodial Trust; provided, that to the extent practicable, Bids of Potential Holders specifying a lower rate shall be accepted before Bids of Potential Holders specifying a higher rate; or

(iii)          in the event that the Auction Agent has been notified by a Broker-Dealer that the application of the Auction Procedures would cause the number of Existing Holders of CCS Securities to exceed the Maximum Number of Holders, the Auction Agent shall consult with each Broker-Dealer and review, prior to the completion of the Auction, the beneficial ownership of the outstanding CCS Securities to determine the number of Existing Holders for purposes of implementing the procedures specified in subsections (i) and (ii) above.  In making such determinations and implementing the procedures specified in subsections (i) and (ii) above, the Auction Agent may conclusively rely upon the information supplied to it by the Broker-Dealers, in each case in the absence of bad faith or manifest error on their respective parts.

*             *             *

These Articles Supplementary shall be effective on the date of acceptance for record by the Maryland State Department of Assessments and Taxation.

IN WITNESS WHEREOF, ASSURED GUARANTY CORP. has caused these presents to be signed in its name and on behalf by its President and witnessed by its Secretary or one of its Assistant Secretaries on                                         , 2005.

ATTEST:	ASSURED GUARANTY CORP., (a Maryland corporation)

Name:	Name:
Title:	Title:

THE UNDERSIGNED, President of ASSURED GUARANTY CORP., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title: